Exhibit 10.1

AMENDMENT NO. 4 TO EMPLOYMENT AGREEMENT

This Fourth Amendment to the Employment Agreement (this “Amendment No. 4”) is made and entered into as of the 27th day of May 2026 (the “Amendment Effective Date”), by and between Safe Pro Group Inc., a Delaware corporation (the “Corporation”), and Theresa Carlise (the “Executive”).

WHEREAS, the Corporation and Executive entered into an employment agreement dated June 22, 2023 (the “Employment Agreement”); and

WHEREAS, the Corporation and Executive entered into an amendment to the employment agreement dated November 1, 2023, Amendment No. 1 (“Amendment No. 1”); and

WHEREAS, the Corporation and Executive entered into an amendment to the employment agreement dated March 27, 2024, Amendment No. 2 (“Amendment No. 2”); and

WHEREAS, the Corporation and Executive entered into an amendment to the employment agreement dated April 1, 2026, Amendment No. 3 (“Amendment No. 3”); and

WHEREAS, the Corporation and Executive desire to enter into this Fourth Amendment to modify certain terms of the Employment Agreement, as more fully set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

1.	AMENDMENTS.

Section 4. Compensation (a) last sentence is hereby amended by adding the sentence “The Executive shall receive a home office allowance of $1,000, to be payable on the first payroll of each month, less all applicable withholdings”.

Section 4. Compensation (c) Bonus of the Employment Agreement is hereby amended by replacing with the following: “During the Term, Executive shall have an annual target cash bonus opportunity of 100% of one year’s Base Salary, at the discretion of the Compensation Committee with a minimum guaranteed annual cash bonus of 25% of one year’s Base Salary.”

Section 6. Effects of Termination (c)(i) replace with the following “(i) a cash payment, based on the current scale of Executive’s Base Salary, equal to six months of Base Salary, to be paid in a single lump sum payment not later than sixty (60) days following such termination, less withholding of all applicable taxes.”

Further, under Section 6. Effects of Termination, a subsection (f) is to be added as follows: “In the event of a Change in Control, which shall have the same meaning as provided in the Company’s Equity Incentive Plan in effect as of the Effective Date, ‘Change-in-Control Severance Payments’ shall mean (i) a pro-rated annual cash bonus for the year in which the Termination Date occurs (calculated based on the annual target cash bonus opportunity for the year of termination), payable when bonuses are paid to other executives of the Company in the year following the year of the Termination Date; (ii) a lump sum cash payment, payable on the Termination Date, equal to twelve months Base Salary at the annualized rate then in effect (or the rate that should be in effect but for any Base Salary diminution); and (iii) Medical Payment Amounts, payable each month, commencing on the first day of the month following the Termination Date and continuing until the earlier of twelve months following the Termination Date or the date on which Executive becomes employed by a third party and becomes eligible to participate in such third party’s group health plan.

Other Terms Unchanged. The Employment Agreement, as amended by this Amendment, remains and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the parties, and is in all respects agreed to, ratified, and confirmed.

Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Amendment (or such party’s signature page thereof) will be deemed to be an executed original thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

SAFE PRO GROUP INC.		EXECUTIVE:

By:	/s/ Daniyel Erdberg	By:	/s/ Theresa Carlise
Name:	Daniyel Erdberg		Theresa Carlise
Title:	Chief Executive Officer